Exhibit 99.1

Sonus Networks Provides Corporate Update

For Immediate Release: January 8, 2015

WESTFORD, Mass.—(BUSINESS WIRE)— Sonus Networks (Nasdaq: SONS), a global leader in enabling and securing real-time communications, today provided the following corporate updates:

•                  Acquisition of SDN (Software Defined Networking) Technology Assets from Treq Labs, Inc.

•                  Terms of Reverse Stock Split

•                  Preliminary Financial Results and Reporting Date for Fourth Quarter 2014

Acquisition of SDN Assets from Treq Labs

The Company announced the acquisition of the SDN technology assets of Treq Labs, Inc. (“Treq”) for cash consideration of approximately $10.1 million.  The acquisition closed on January 2, 2015 and is expected to be neutral to Sonus’ full year 2015 non-GAAP EPS outlook.  As part of the transaction, the Company also entered into an Earn-Out Agreement whereby the Company has agreed to issue up to an aggregate of approximately 6.6 million shares of common stock over a three-year period of 2015 through 2017 if aggregate revenue thresholds of at least $60 million are achieved by the SDN business during that period, and up to an aggregate of an additional approximately 11 million shares (17.6 million shares in total) if aggregate revenue thresholds of at least $150 million are achieved by the SDN business during that period.  If the initial revenue thresholds are not met, no shares will be issued.  The shares issuable under the Earn-Out Agreement are subject to proportionate adjustment to reflect adjustments to the Company’s capital stock, which includes the reverse stock split referenced below.

Treq’s SDN technology provides solutions that optimize networks for voice, video and UC (Unified Communications) for both enterprise and service provider customers.  Treq’s solutions allow enterprises to give priority to latency-sensitive and business critical traffic based on business rules.  Similarly, this technology enables service providers to offer reliable, comprehensive and secure on-demand network services to their enterprise customers.  Using an easy to use portal, enterprise customers can quickly provision application-aware network services in minutes instead of weeks or even months.

Treq’s SDN solution is aimed at delivering the following benefits for network operators:

•                  Drive significant improvements in network utilization resulting in reduced network costs and associated capital expenditures

•                  Create operational expense savings through more streamlined, automated provisioning, while also improving the speed of services creation and deployment

•                  Transform networks from traditional IT operations to a Network-as-a-Service (NaaS) model, providing the ability to turn up bandwidth-on-demand

•                  Give operators an end-to-end view of their network enabling complete network QoS (quality of service)

•                  Provide SLA (service level agreement) assurance through application-aware policy and real-time network awareness

•                  Eliminate vendor lock-in as a result of the hardware-independent software-only solution

“Networks are becoming increasingly congested due to the growing consumption of media-rich applications such as video and UC,” said Kevin Riley, chief technology officer of Sonus.  Riley continued, “Historically, network operators have overprovisioned their networks to handle this congestion, which has resulted in inefficient network monetization.  This model is no longer economically feasible given the rapid increase in network bandwidth driven by video and UC.  A solution is required which can deliver predictable behavior in an environment of congestion via intelligent network control and application-aware policies.  Treq’s SDN solution marries programmatic network control with network state awareness and application policy to deliver real-time SLA (service level agreement) assurance.  The combination of Sonus’ SBC and policy capabilities with Treq’s SDN intelligence delivers unparalleled, real-time application layer network performance and analytics.  Together with Treq, Sonus is creating a new architecture for service delivery.”

Ray Dolan, chief executive officer and president of Sonus added, “This acquisition accelerates the delivery of our SDN strategy.  Our industry’s transition to SDN is a strategic element to the selection criteria of both enterprise and service provider customers as they evaluate their future network architectures.  Treq’s technology is already validated in some of the world’s most demanding networks, including State Street, a leading global provider of financial services to institutional investors, and Pacnet, an Asian telecommunications and services provider (pending acquisition by Telstra).”

Additional presentation materials regarding the acquisition can be found here at the Events and Presentations section of Sonus’ Investor Relations website.

Terms of Reverse Stock Split

The Company also announced the terms of the reverse stock split that was approved by the Company’s stockholders at its Special Meeting of Stockholders held on December 2, 2014.  On January 7, 2015, the Reverse Stock Split Special Committee of the Company’s Board of Directors set the ratio for the reverse stock split at one (1) for five (5) to be effective as of the commencement of trading on Friday, January 30, 2015.  As of that date, each five shares of issued and outstanding common stock will be consolidated into one share of common stock.  The reverse stock split will not change the par value of the common stock.  The reverse stock split will reduce the number of shares of Sonus’ outstanding common stock from approximately 250 million to approximately 50 million.

Stockholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares.  Holders of share certificates will receive instructions from the Company’s transfer agent regarding the process for exchanging their shares.  For additional information regarding the reverse stock split, reference is made to Sonus Network’s Proxy Statement on Schedule 14-A dated and as filed with the Securities and Exchange Commission, on October 15, 2014.

Preliminary Results for Fourth Quarter 2014

The Company also announced preliminary results for the fourth quarter of 2014, ended December 31. Revenue is expected to be approximately $77 million compared to guidance of $76 million to $82 million.  Non-GAAP EPS is expected to be in line with guidance at $0.03 ($0.15 on a pro-forma, split-adjusted basis).

“As stated on our third quarter earnings call, our guidance for the fourth quarter reflected the possibility of limited-to-no budget flush from our service provider customers,” said Mark Greenquist, chief financial officer of Sonus. Greenquist continued, “While this proved to be the case in the fourth quarter, our EPS growth and operating leverage remain strong.  Looking ahead to 2015, and as noted on our prior earnings call, we remain comfortable with consensus analyst revenue and non-GAAP EPS estimates for the first quarter of 2015 of approximately $74 million and $0.01 (approximately $0.03 on a pro-forma, split-adjusted basis which reflects anticipated investments in the SDN business). Further, we expect to deliver at least 10 percent revenue growth and 10 percent operating income margins for full year 2015.”

The Company will provide further commentary on the SDN asset acquisition and its results and outlook during its scheduled earnings release and conference call on February 18, 2015.

Reporting Date of Fourth Quarter 2014 Financial Results

Sonus will report financial results for the fourth quarter of 2014 before the open of the market on Wednesday, February 18, 2015. Following the release, Sonus will host a conference call with the financial community at 8:30 a.m. ET to discuss the results.

The Company will offer a live, listen-only Webcast of the conference call via the Sonus Networks Investor Web site at http://investors.sonusnet.com/events.cfm   where a replay will also be available shortly following the conference call.

Conference call details:

Date: February 18, 2015

Time: 8:30 a.m. (ET)

Dial-in number: 800 736 4594

International Callers: + 1 212 231 2914

Replay information:

A telephone playback of the call will be available following the conference call until March 4, 2015 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21759132.

Tags

Sonus Networks, Sonus, SONS, Treq Labs, SDN, reverse stock split.

About Sonus Networks

Sonus enables and secures real-time communications so the world’s leading service providers and enterprises can embrace the next generation of SIP and 4G/LTE solutions including VoIP, video, instant messaging and online collaboration.  With customers in more than 50 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized Session Border Controllers (SBCs), Diameter Signaling Controllers (DSCs), policy/routing servers and media and signaling gateways.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.  Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the Treq transaction on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the NET, PT and Treq SDN asset acquisitions; the effects of disruption from the Treq and PT transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies with respect to NET, PT and the Treq SDN assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, amortization of intangible assets and restructuring.  We consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

Three months ended
December 31, 2014

Earnings (loss) per share
GAAP outlook	$(0.01)
Stock-based compensation expense	0.02
Amortization of intangible assets	0.01
Restructuring	0.01
Non-GAAP outlook	$0.03

Earnings (loss) per share - pro forma*
GAAP outlook	$(0.05)
Stock-based compensation expense	0.10
Amortization of intangible assets	0.05
Restructuring	0.05
Non-GAAP outlook	$0.15

Three months ended
March 27, 2015

Earnings (loss) per share
GAAP outlook	$(0.03)
Stock-based compensation expense	0.03
Amortization of intangible assets	0.01
Restructuring	**
Non-GAAP outlook	$0.01

Earnings (loss) per share - pro forma*
GAAP outlook	$(0.15)
Stock-based compensation expense	0.14
Amortization of intangible assets	0.02
Restructuring	0.02
Non-GAAP outlook	$0.03

* Earnings (loss) per share - pro forma represents  earnings (loss) per share giving effect to the announced 1-for-5 reverse stock split.

** Less than $0.01 impact on earnings (loss) per share.

For more information

Patti Leahy

978-614-8440
pleahy@sonusnet.com

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